UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 26, 2006

Eagle Materials Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12984	75-2520779

(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219

(Address of Principal Executive Offices)	(Zip Code)

(214) 432-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On July 26, 2006, the Compensation Committee of the Board of Directors of Eagle Materials Inc. (the “Company”) recommended for Board approval the compensation structure for the Company’s non-employee directors for the ensuing year. On July 27, 2006, the Board of Directors approved the overall compensation structure and the Compensation Committee approved the equity grants required by this structure. Under this structure, each non-employee director receives annual compensation having a value of $135,000, of which 50% is paid in cash in monthly installments and 50% is paid in the form of equity awards. Each non-employee director is also given the option of receiving equity awards in lieu of all of the cash portion of the annual compensation, in which case the annual cash compensation is valued at a 25% premium on the cash which is being taken in the form of equity. Fifty percent (50%) of the value of the equity awards are made in the form of stock options to purchase Common Stock and 50% of the value of the equity awards is made in the form of Restricted Stock Units (Common Stock). These equity awards were granted on July 27, 2006 and will be reflected in agreements to be entered into with each non-employee director. A copy of the form of Restricted Stock Unit Agreement and Non-Qualified Stock Option Agreement for directors is attached to this Report as Exhibits 10.1 and 10.2, respectively.
     The exercise price of the stock options awarded to the non-employee directors is $37.95 (the average of the high and low price of the Common Stock on the New York Stock Exchange on July 27, 2006, the date of grant). The Company’s Incentive Plan, as amended, specifies that the exercise price of a stock option shall not be less than the average of the high and low price of the Common Stock on the New York Stock Exchange on the date of grant. The number of shares covered by the stock options was determined by valuing the options on the date of grant using the Black-Scholes method. The options are fully exercisable beginning on the date of grant and have a ten (10) year term.
     The number of Restricted Stock Units awarded to each non-employee director is determined by reference to the closing price for the Common Stock on the date of award (July 27, 2006). The Restricted Stock Units become payable in shares of Common Stock when the non-employee director’s service on the board terminates because of the director’s death or the director’s retirement in accordance with the Company’s Director Retirement Policy or earlier with the consent of the Compensation Committee. In addition, the shares of stock represented by the Restricted Stock Units become payable upon a change in control. If the director’s service on the Board terminates by reason other than retirement or death, the Restricted Stock Units will be forfeited.
     The Chairperson of the Audit Committee and the Chairperson of the Compensation Committee each will receive additional cash compensation of $15,000 while the Chairperson of the Corporate Governance and Nominating Committee will receive additional cash compensation of $10,000. In addition, the Chairman of the Board will receive an additional $50,000 in cash per year for services as the Chairman of the Board. Any chairperson electing to receive the cash portion of his or her annual retainer in the form of equity may also elect to receive the chairperson fees in the form of equity at a value equal to 125% of the amount otherwise payable in cash. Fifty percent (50%) of the value of such equity awards are made in the form of stock options to purchase Common Stock and 50% of the value is made in the form of Restricted Stock Units (Common Stock).

1

     On July 26, 2006, the Compensation Committee also approved the form of Restricted Stock Unit Agreement and Non-Qualified Stock Option Agreement to be entered into with each senior executive with respect to Restricted Stock Units and Non-Qualified Stock Option grants made on May 9, 2006, copies of which are attached to this Report as Exhibits 10.3 and 10.4, respectively.
     The table below lists the number of Non-Qualified Stock Options and Restricted Stock Units granted to each non-employee director on July 27, 2006.

		Restricted
Director	Stock Options	Stock Units

F. William Barnett (1)(2)	4,966	2,313

Robert L. Clarke (1)(3)	4,966	2,313

O.G. Dagnan (1)	4,420	2,058

Laurence E. Hirsch (1)(3)	6,239	2,906

Frank W. Maresh	1,964	915

Michael R. Nicolais (5)	1,964	915

David W. Quinn (1)	4,420	2,058

(1)	Elected to receive 100% of director annual compensation (including any committee chair fee or chairman of the board fee) in the form of equity.

(2)	Chairman of the Compensation Committee.

(3)	Chairman of the Audit Committee.

(4)	Chairman of the Board

(5)	Chairman of the Corporate Governance and Nominating Committee.
Item 9.01 Financial Statements and Exhibits

Exhibit
Numbers	Description

10.1	Form of Restricted Stock Unit Agreement for Non-Employee Directors

10.2	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors

10.3	Form of Restricted Stock Unit Agreement for Senior Executives

10.4	Form of Non-Qualified Stock Option Agreement for Senior Executives

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ ARTHUR R. ZUNKER
Name: Arthur R. Zunker
Title: Senior Vice President

Date: August 1, 2006